Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 2009, except for Note 20, paragraphs two and three as to which the dates are February 27, 2009 and March 23, 2009, respectively, relating to the consolidated financial statements of Rosetta Stone Inc. and subsidiaries, contained in Registration Statement No. 333-153632 on Form S-1.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia

April 27, 2009